   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1997.
                                                     REGISTRATION NO. 333-08553

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                         POST-EFFECTIVE AMENDMENT NO.2
                                      TO
                                   FORM S-1
                      REGISTRATION STATEMENT ON FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                  IMPATH Inc.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

        DELAWARE                     8071                    13-3459685
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF     CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
    INCORPORATION OR
      ORGANIZATION)


                         1010 THIRD AVENUE, SUITE 302
                           NEW YORK, NEW YORK 10021
                                (212) 702-8300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              ANU D. SAAD, PH.D.
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                                  IMPATH INC.
                         1010 THIRD AVENUE, SUITE 302
                           NEW YORK, NEW YORK 10021
                                (212) 702-8300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPY TO:

                             ANDREW J. BECK, ESQ.
                                HAYTHE & CURLEY
                                237 PARK AVENUE
                           NEW YORK, NEW YORK 10017
                                (212) 880-6000

                               ----------------


  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
Title of each class of             Amount to be          Proposed          Proposed      Amount of
securities to be registered      registered(2)(3)        maximum           maximum      registration
                                                      offering price      aggregate       fee(3)
                                                       per share(1)       offering
                                                                           price(1)
---------------------------------------------------------------------------------------------------
Common Stock, ($.005 par       1,777,101 shares              $16.00     $28,433,616      $8,617
 value)......................
=================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 429 and 457(c) under the Securities Act of 1933 based on the average high and low prices on July 16, 1996.

(2) Including 42,529 shares issuable upon the exercise of currently outstanding warrants.

(3) All 1,777,101 shares are being carried forward from the Registration Statement on Form S-1 (No. 333-08553) filed by the registrant on August 20, 1996. The registrant paid a registration fee of $11,637 at the time of such filing.

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                EXPLANATORY NOTE
                                ----------------

     This post-effective amendment is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 2 to Registration Statement No. 333-08553.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

PROSPECTUS

1,777,101 SHARES

[LOGO OF IMPATH APPEARS HERE]


COMMON STOCK
($.005 PAR VALUE)

The 1,777,101 shares of Common Stock, $.005 par value (the "Common Stock"), of IMPATH Inc. (the "Company") offered hereby may be sold from time to time by certain security holders of the Company (the "Selling Stockholders"). See "Selling Stockholders." Of such shares, 42,529 are issuable upon the conversion of currently outstanding warrants held by certain of the Selling Stockholders.

The Company will not receive any proceeds from the sale of the shares offered hereby by the Selling Stockholders, except that it will receive $148,852 upon the exercise of the warrants. All expenses incurred in connection with this offering are being borne by the Company, other than any commissions or discounts paid or allowed by the Selling Stockholders to underwriters, dealers, brokers or agents.

The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares offered hereby, but it is anticipated that the shares may be sold from time to time in transactions (which may include block transactions) on the Nasdaq National Market at the market prices then prevailing. Sales of the shares offered hereby may also be made through negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through which the sales of the shares offered hereby may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions and discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

The Common Stock is included in the Nasdaq National Market under the symbol "IMPH."

SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE COMMON STOCK OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         The date of this Prospectus is April 28, 1997.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement, including the exhibits filed therewith. All of these documents may be inspected without charge at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices located at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained by mail from the Commission at its principal office at prescribed rates. The Commission also maintains a Web site that contains the Registration Statement and the exhibits thereto at http://www.sec.gov. The statements contained in this Prospectus concerning any contract or document are not necessarily complete; where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit.

                               ----------------

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding the Company at http://www.sec.gov. The Common Stock of the Company is traded on the Nasdaq National Market and, in accordance therewith, the Company files reports, proxy statements and other information with The Nasdaq Stock Market, Inc. Such reports, proxy statements and information can be inspected at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Company's Annual Report on Form 10-K for the year ended December
31, 1996, which has been filed by the Company with the Commission pursuant to the Exchange Act and the description of the Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 033-98916), as amended on July 31, 1996, are incorporated by reference in this Prospectus.

   In addition, all documents filed by the Company pursuant to Section
13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

   The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any of the above documents. Such requests should be addressed to the Director of Investor Relations, IMPATH Inc., 1010 Third Avenue, New York, New York 10021 (Telephone: 212-702-8300).

                                 RISK FACTORS

  Prospective investors should consider carefully the factors set forth below together with the other information contained in this Prospectus before making a decision to purchase the Common Stock.

RISKS ASSOCIATED WITH DEVELOPMENT STRATEGY

  The Company's strategy is to become the leading provider of a broad range of cancer management information, including diagnostic and prognostic analyses. To date, the Company's business has consisted primarily of providing patient-specific diagnostic and prognostic information based on the testing of tissue specimens and the customized analysis of test results. The Company's strategy includes incorporating evolving technologies into cancer management, establishing a database focused on outcomes designed to optimize cancer management, establishing strategic partnerships and joint ventures, developing managed care relationships and expanding into new geographic areas. Some of the services proposed to be offered by the Company, particularly the outcomes-oriented enhancements to its database, have not been fully developed and will require significant additional development prior to commercialization, which further development and commercialization may never occur. The Company may encounter problems and delays related to establishing strategic partnerships and joint ventures, the continued development and expansion of its database or the expansion of sales and marketing, and the failure to address such problems and delays successfully could have a material adverse effect on the Company's business and prospects. Moreover, the Company intends to pursue strategic acquisitions if such acquisitions further aspects of the Company's strategy outlined above. To the extent that the Company's strategy is dependent upon acquisitions, there can be no assurance that suitable acquisition candidates will be identified by the Company in the future, that, if required, suitable financing for any such acquisitions can be obtained by the Company, or that any such acquisitions will occur. If the Company successfully completes a strategic acquisition or acquisitions, the financial performance of the Company will be subject to various risks associated with the acquisition of businesses, including the financial impact of expenses associated with the integration of such businesses. There can be no assurance that such acquisitions will not have an adverse effect on the business operations or profitability of the Company.

ACCESS TO NEW TECHNOLOGIES; LACK OF PROPRIETARY TECHNOLOGY

  To date, the Company has not engaged in the development or patenting of its own technologies for use in the analytical services it provides, and access to new technologies developed by third parties has been an important element in the Company's current business as well as the Company's long-term strategy. If the Company's access to critical technologies were substantially diminished, the Company's business could be adversely affected.

  In addition, the Company currently relies on certain technologies which are not patentable or proprietary and are therefore available to the Company's competitors. Furthermore, the Company relies on certain proprietary trade secrets and know-how, which are not patentable. Although the Company has taken steps to protect its unpatented trade secrets and know-how, in part through the use of confidentiality agreements with its employees, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors. If the Company's trade secrets become known or are independently developed or discovered by competitors, it could have a material adverse effect on the Company.

RISKS ASSOCIATED WITH ESTABLISHING JOINT VENTURES

  The Company plans to pursue strategic partnerships and joint ventures with oncology networks, hospital groups, managed care companies and pharmaceutical companies, primarily for the purposes of expanding IMPATH's diagnostic and prognostic database, participating in the development of new cancer therapies and demonstrating to the medical community the importance of the services provided by IMPATH. There can be no assurance that the Company will be able to negotiate acceptable partnership or joint venture arrangements or that such arrangements will be successful or that potential partners will not pursue alternative means of developing treatments for cancer. No assurance can be given that the Company's joint venture partners will be able to obtain regulatory approval for any new treatments, that any such new treatments if so approved will be commercialized successfully or that the Company will realize any revenues in connection with such arrangements. Although the Company believes that other parties to joint ventures generally have an economic motivation to perform their contractual responsibilities, their devotion of resources to such activities will not be within the control of the Company. Depending on the Company's obligations in such joint ventures, the termination or cancellation of such arrangements could also adversely affect the Company's financial condition and results of operations.

REIMBURSEMENT

  The Company typically bills third party payors, such as private insurance plans, managed care plans and governmental programs (i.e., Medicare) as well as hospitals, for its services. These third party payors are increasingly negotiating prices with the goal of lowering reimbursement rates. The Company expects these pricing pressures to cause reduced pricing on average for tests in future periods.

  In 1994, 1995 and 1996, approximately 22%, 24% and 25%, respectively, of the Company's net revenues for diagnostic and prognostic services were derived from analyses performed for beneficiaries under the Medicare program. The Company accepts Medicare reimbursement as payment in full for its services, subject to applicable copayments and deductibles. Medicare may retroactively audit and review its payments to the Company, and may determine that certain payments for services must be repaid. Significant disapprovals of payment for any of the Company's services by various carriers, including Medicare and private insurance and managed care, reductions or delays in the establishment of reimbursement rates, and carrier limitations on the coverage of the Company's services could have a material adverse effect on the Company's future revenues. The services furnished by the Company are characterized for the purposes of the Medicare program as physician pathology services.

  Any future changes in government and other third-party payor reimbursement which may come about as a result of enactment of health care reform or of deficit-reduction legislation also likely will continue the downward pressure on prices, and make the market for cancer analytical services more competitive. Because of the uncertainties about the nature, content and timing of any reform initiative, the Company currently is unable to predict the ultimate impact thereof on the Company.

COMPETITION

  The Company provides services in a segment of the health care industry that is highly fragmented and extremely competitive. The Company's actual or potential competitors include large university or teaching hospitals; large clinical laboratories that have substantially greater financial, marketing, logistical and laboratory resources than the Company; special purpose clinical laboratories that have limited test offerings and a highly focused product and marketing strategy; and the Company's customers or potential customers who may choose to perform services similar to those performed by the Company. It is anticipated that competition will continue to increase due to such factors as the perceived potential for commercial applications of biotechnology and the continued availability of investment capital and government funding for cancer-related research. There can be no assurance that competition in existing or new markets will not have a material adverse effect on the Company's operating results. Changes in the regulatory environment in which the Company operates could also affect the basis for competition and could thereby have a material adverse effect on the Company's operating results.

DEPENDENCE ON KEY MANAGEMENT AND QUALIFIED PERSONNEL

  The Company is dependent upon the efforts of its senior management and medical professionals. The loss of the services of one or more members of its senior management or one or more medical professionals could impede the achievement of the Company's development objectives. In addition, the Company's growth strategy will require additional skill and expertise, the addition of new management personnel and the development of additional expertise by existing management personnel. The loss of, or failure to recruit, scientific, technical and managerial personnel could have a material adverse effect on the Company.

REGULATORY MATTERS

  As a provider of health care related services, the Company is subject to extensive and frequently changing federal, state and local regulations governing licensure, billing, financial relationships, referrals, conduct of operations, purchase of existing businesses, cost-containment, direct employment of licensed professionals by business corporations and other aspects of the Company's business relationships. Federal and state certification and licensure programs establish standards for the day-to-day operation of facilities such as the Company's. Compliance with such standards is verified by periodic inspections and requires participation in proficiency testing programs. No assurances can be given that the Company's facilities will pass all future inspections conducted to ensure compliance with federal or any other applicable licensure or certification laws.

  Existing federal laws governing Medicare, as well as some state laws, regulate certain aspects of the relationship between health care providers, including the Company, and their referral sources, including physicians, hospitals and other facilities. The Social Security Act, and the anti-kickback and self-referral rules thereunder, prohibit providers and others from soliciting, offering, receiving or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare-covered service or item or ordering any such covered service or item and prohibit physicians, subject to certain exceptions, from making such referrals to certain entities in which they have an investment interest or with which they have a compensation arrangement. Violation of these prohibitions is punishable by disallowance of submitted claims, civil monetary and criminal penalties and exclusion from the Medicare and other federally financed programs.

  The laws of many states prohibit physicians from sharing professional fees with non-physicians and prohibit non-physician entities, such as the Company, from practicing medicine (including pathology) and from employing physicians to practice medicine (including pathology). The Company believes its current and planned activities do not constitute fee-splitting or violate any prohibition against the corporate practice of medicine. However, there can be no assurance that future interpretations of such laws will not require structural or organizational modifications of the Company's existing business.

RISK OF LIABILITY; ADEQUACY OF INSURANCE COVERAGE

  The marketing and sale of health care services could expose the Company to the risk of certain types of litigation, including medical malpractice. Damages assessed in connection with, and the costs of defending, any legal action could be substantial. Although the Company is presently covered by general liability insurance in the amount of $6,000,000 per occurrence and $7,000,000 in the aggregate and has obtained professional liability insurance in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate for the Company's Medical Directors and other individuals who practice medicine, there can be no assurance that insurance coverage will provide sufficient funds to satisfy any judgments which, in the future, may be entered against the Company or that liability insurance in such amounts will be available or affordable in the future. In addition, there can be no assurance that all of the activities encompassed within the Company's business are covered under the Company's policies. The Company's liability insurance covers claims relating to the handling and disposal of medical specimens and infectious and hazardous waste, except in the event of malfeasance or fraud by the Company. Furthermore, there can be no assurance that the Company will have other resources sufficient to satisfy any liability or litigation expenses that may result from any uninsured or underinsured claims. Moreover, although the Company maintains personal property and business interruption insurance and has taken what it believes to be adequate safeguards, the catastrophic loss of the Company's tissue library could have a material adverse effect on the continued development of its database in a manner which would not be fully compensated by insurance.

CONTROL BY SELLING STOCKHOLDERS; ANTI-TAKEOVER MEASURES

  The Selling Stockholders in the aggregate beneficially own approximately 37.2% of the Company's outstanding shares of Common Stock. See "Selling Stockholders." As a result, these stockholders, acting together, would be able to control many matters requiring approval by the stockholders of the Company, including the election of directors. The Company's certificate of incorporation authorizes the Company to issue Preferred Stock, the terms of which may be fixed by the Board of Directors. No shares of Preferred Stock are currently outstanding. Such provisions could have the effect of delaying, deferring or preventing a change of control of the Company.

POSSIBLE VOLATILITY OF STOCK PRICE

  There has been a history of significant volatility in the market prices for shares of companies engaged in the health care and biotechnology fields, and it may be expected that the market price of the shares of Common Stock offered hereby may be highly volatile. Factors such as fluctuations in the Company's quarterly revenues and operating results, announcements of technological innovations or new analytical services by the Company and its competitors, and changes in third party reimbursement and governmental regulation may have a significant effect on the market price of the Common Stock.

DIVIDENDS

  The Company does not currently pay dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future. It is anticipated that the terms of any future debt financings may restrict the payment of dividends.

                             SELLING STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 1, 1997, and after giving effect to the Offering, by each of the Selling Stockholders. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                            ASSUMING SALE OF ALL SHARES
                             PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                          -----------------------  MAXIMUM  --------------------------------
                          NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF      SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------     --------- ------------- --------- -------------    ---------------
Salomon Brothers Holding
 Company, Inc.(2).......   646,191      12.1%      646,191                 0                  0
 c/o Salomon Brothers
 Inc
 7 World Trade Center
 New York, New York
 10048
Cross Atlantic Partners
 K/S(3).................   315,875       5.9       315,875                 0                  0
 c/o Hambro American
 Biosciences
 650 Madison Avenue
 New York, New York
 10022
Middlewest Ventures, II,
 L.P.(4)................   200,000       3.8       200,000                 0                  0
 333 West Wacker Drive
 Suite 731
 Chicago, Illinois 60606
Middlewest Ventures, I,
 L.P. ..................    10,451         *        10,451                 0                  0
 333 West Wacker Drive
 Suite 731
 Chicago, Illinois 60606
The Ford Foundation.....    78,743       1.5        78,743                 0                  0
 320 East 43rd Street
 New York, New York
 10017
Anthem Insurance
 Companies, Inc. .......    53,660       1.0        53,660                 0                  0
 120 Monument Circle,
 M3SE
 Indianapolis, Indiana
 46204
Allstate Insurance
 Company................    42,885         *        42,885                 0                  0
 South Plaza
 3075 Sanders Road,
 Suite G5D
 Northbrook, Illinois
 60062
Middlewest Management
 Company, L.P. .........    20,436         *        20,436                 0                  0
 201 N. Illinois Street
 Suite 2240
 Indianapolis, Indiana
 46204
Kansas Public Employees
 Retirement System......    11,959         *        11,959                 0                  0
 400 SW 8th Avenue
 Suite 200
 Topeka, Kansas 66603

                                                            ASSUMING SALE OF ALL SHARES
                             PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                          -----------------------  MAXIMUM  --------------------------------
                          NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF      SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------     --------- ------------- --------- -------------    ---------------
United Presidential Life
 Insurance Company......   11,222          *       11,222                  0                  0
 One Presidential
 Parkway
 Kokomo, Indiana 46902
DePauw University.......   10,661          *       10,661                  0                  0
 317 South Locust
 Greencastle, Indiana
 46135
UFCW International
 Union-Industry Pension
 Fund...................    9,567          *        9,567                  0                  0
 c/o Burnhan, Sullivan &
 Andelbrodt
 100 S. Wacker
 Suite 2100
 Chicago, Illinois 60606
The John A. Hartford
 Foundation, Inc. ......    9,567          *        9,567                  0                  0
 55 East 59th Street
 New York, New York
 10022
NBD Bank, N.A. .........    9,566          *        9,566                  0                  0
 One Indiana Square
 Suite 1029
 Indianapolis, Indiana
 46266
IBM Retirement Funds....    9,566          *        9,566                  0                  0
 International Business
 Machines Corp.
 3001 Summer Street
 Stamford, Connecticut
 06905
Travelers Indemnity.....    7,399          *        7,399                  0                  0
 c/o The Travelers
 Companies
 One Tower Square
 Hartford, Connecticut
 06105
Jeffrey Stoops..........    6,439         *         6,439                  0                  0
 4125 Waterbrook Way
 Greenwood, Indiana
 46143
Indianapolis Museum of
 Art....................    6,439         *         6,439                  0                  0
 1200 West 38th Street
 Indianapolis, Indiana
 46208
Dana A. Miller..........    5,250         *         5,250                  0                  0
 c/o Biomet, Inc.
 Airport Industrial Park
 P.O. Box 587
 Warsaw, Indiana 46581
Franklin Life Insurance
 Company................    4,784         *         4,784                  0                  0
 c/o American General
 Corporation
 P.O. Box 3247
 2929 Allen Parkway,
 A37-01
 Houston, Texas 77019

                                                           ASSUMING SALE OF ALL SHARES
                            PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                         -----------------------  MAXIMUM  --------------------------------
                         NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF     SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
   BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------    --------- ------------- --------- -------------    ---------------
The University of Iowa
 Foundation............    4,783         *         4,783                  0                  0
 Alumni Center
 180 N. Riverside Drive
 Iowa City, Iowa 52244
MidAmerica Capital Com-
 pany..................    4,783         *         4,783                  0                  0
 P.O. Box 657
 Des Moines, Iowa 50306
The Journal-Gazette
 Company...............    4,293         *         4,293                  0                  0
 701 South Clinton
 Street
 Fort Wayne, Indiana
 46802
Daniel R. Efroymson....    4,293         *         4,293                  0                  0
 445 North Pennsylvania
 Street
 Suite 500
 Indianapolis, Indiana
 46204
James L. Kittle, Sr.
 IRA...................    4,293         *         4,293                  0                  0
 8642 Wiliamshire, East
 Drive
 Indianapolis, Indiana
 46260
Evan L. Noyes..........    4,292         *         4,292                  0                  0
 c/o Eagle Creek Air
 Charter
 7700 "B" West 38th
 Street
 Indianapolis, Indiana
 46254
Mary A. Stein..........    4,288         *         4,288                  0                  0
 5643 Bent Branch Road
 Bethesda, Maryland
 20816
The Ford Meter Box Com-
 pany, Inc. ...........    4,264         *         4,264                  0                  0
 775 Manchester Avenue
 P.O. Box 443
 Wabash, Indiana 46992
Michael G Hall.........    3,219         *         3,219                  0                  0
 c/o M.G. Hall, Inc.
 111 Monument Circle,
 Suite 1022
 Indianapolis, Indiana
 46204
William E. Bindley.....    2,625         *         2,625                  0                  0
 c/o Bindley Western
 Industries, Inc.
 4212 West 71st Street
 Indianapolis, Indiana
 46268
Burr S. Swezey, Jr. ...    2,147         *         2,147                  0                  0
 2111 Birch Lane
 Lafayette, Indiana
 47905
Daniel Cantor..........    2,133         *         2,133                  0                  0
 c/o Hamilton Displays
 9150 East 33rd Street
 Indianapolis, Indiana
 46236

                                                            ASSUMING SALE OF ALL SHARES
                             PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                          -----------------------  MAXIMUM  --------------------------------
                          NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF      SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------     --------- ------------- --------- -------------    ---------------
John Huntington Harris
 II Trust...............    1,435         *         1,435                  0                  0
 901 46th Street
 Moline, Illinois 61265
James L. Kittle, Sr. ...    1,342         *         1,342                  0                  0
 8642 Williamshire, East
 Drive
 Indianapolis, Indiana
 46260
John Ober...............    1,342         *         1,342                  0                  0
 6220 Old Orchard Road
 Brendonwood, Indiana
 46226
William Wills...........    1,342         *         1,342                  0                  0
 13013 Tarkington Common
 Carmel, Indiana 46033
Travelers Life &
 Annuity.................   1,298         *         1,298                  0                  0
 c/o The Travelers
 Com panies One Tower
 Square  Hartford,
 Connecticut 06105
L Gene Tanner...........    1,072         *         1,072                  0                  0
 c/o Raffensperger,
 Hughes & Co., Inc.
 251 N. Illinois Street,
 Suite 500
 Indianapolis, Indiana
 46204
Mr. & Mrs. Jerry
 Litwack................    1,066         *         1,066                  0                  0
 8547 Olde Mill Circle,
 West Drive
 Indianapolis, Indiana
 46260
Arnold Feinberg.........    1,066         *         1,066                  0                  0
 6901 North Pennsylvania
 Street
 Indianapolis, Indiana
 46220
Fritz Goldbach..........    1,066         *         1,066                  0                  0
 8149 Ridley Court
 Indianapolis, Indiana
 46260
Travelers Insurance.....      830         *           830                  0                  0
 c/o The Travelers Com-
 panies
 One Tower Square
 Hartford, Connecticut
 06105
Dr. Jack Beiman.........      767         *           767                  0                  0
 3429 East 106th Street
 Carmel, Indiana 46032
Stephen L. Jacobs.......      640         *           640                  0                  0
 10661 Winterwood
 Carmel, Indiana 46032
Indiana Knitwear Corpo-
 ration.................      640         *           640                  0                  0
 P.O. Box 309
 230 East Osage
 Greenfield, Indiana
 46140

                                                                          ASSUMING SALE OF ALL SHARES
                                           PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                                        -----------------------  MAXIMUM  --------------------------------
                                        NUMBER OF               NUMBER OF  NUMBER OF
                                         SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER    HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
 ------------------------------------   --------- ------------- --------- -------------    ---------------
 Richard Jacobs.......................      640         *           640                  0                  0
  9019 Pickwick Drive
  Indianapolis, Indiana 46260
 Myron S. Wolf........................      640         *           640                  0                  0
  c/o Bud Wolf Chevrolet-Geo
  5350 North Keystone Avenue
  Indianapolis, Indiana 46220
 Stanley Talesnick....................      533         *           533                  0                  0
  8342 Eagle Crest Lane
  Indianapolis, Indiana 46234
 N. Keith Emge........................      478         *           478                  0                  0
  P.O. Box 2356
  Evansville, Indiana 47728
 Dr. Robert R. Penkava................      478         *           478                  0                  0
  3 West Buena Vista Road
  Evansville, Indiana 47710
 Dr. K. Donald Shelbourne.............      478         *           478                  0                  0
  1815 North Capitol Avenue
  Suite 530
  Indianapolis, Indiana 46202
 Dr. J. Rex Parent....................      478         *           478                  0                  0
  4545 North Washington Road
  Fort Wayne, Indiana 46804
 Dr. Keith W. Miller..................      478         *           478                  0                  0
  2301 North Moors Road
  Muncie, Indiana 47304
 Dr. Michael L. Smith.................      478         *           478                  0                  0
  1095 Park Place
  Zionsville, Indiana 46077
 Alvin C. Fernandes, Jr. .............      267         *           267                  0                  0
  9407 Spring Forest Drive
  Indianapolis, Indiana 46260
 Travelers Indemnity..................       39         *            39                  0                  0
  c/o The Travelers Companies
  One Tower Square
  Hartford, Connecticut 06105
 Kommunernes Pensionsforsikring A/S...   14,800         *        14,800                  0                  0
  Krumtappen 2
  2500 Valby
  Denmark

                                                                          ASSUMING SALE OF ALL SHARES
                                           PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                                        -----------------------  MAXIMUM  --------------------------------
                                        NUMBER OF               NUMBER OF  NUMBER OF
                                         SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER    HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
 ------------------------------------   --------- ------------- --------- -------------    ---------------
Pensionskassernes Administration         14,800         *        14,800                  0                  0
 A/S..................................
 Tuborg Boulevard 3
 DK-2900 Hellerup
 Denmark
Pensionskassen for                       14,800         *        14,800                  0                  0
 Vaerkstedfunktionarer i Jernet
 (PVJ)................................
 12 Sankt Annae Plads
 DK-1250 Copenhagen K
 Denmark
Hambro Holding A.G....................   11,200          *       11,200                  0                  0
 41 Tower Hill
 London EC3N 4HA
 United Kingdom
Apoteksassistenternes Pensionskasse...    7,400          *        7,400                  0                  0
 Hojbro Plads 6
 DK-1200 Copenhagen K
 Denmark
Finanssektorens Pensionskasse.........    7,400          *        7,400                  0                  0
 Skindergade 38
 DK-1159 Kobenhavn K
 Denmark
H. Lundbeck A/S.......................    7,400          *        7,400                  0                  0
 Ottiliavej 9
 DK-2500 Copenhagen-Valby
 Denmark
Investment AB Bure....................    7,400          *        7,400                  0                  0
 Massans Gata 8
 S-402 Goteborg Sweden
Lundbeckfonden........................    7,400          *        7,400                  0                  0
 Ottiliavej 9
 DK-2500 Copenhagen-Valby
 Denmark
Dansk Agronomforenings
 Pensionskasse........................    3,700          *        3,700                  0                  0
 Jernbanegade 4
 DK-1608 Kobenhavn V
 Denmark
Pensionskassen for Dyrlaeger..........    3,700          *        3,700                  0                  0
 Jernbanegade 4
 DK-1608 Kobenhavn V
 Denmark

                                                           ASSUMING SALE OF ALL SHARES
                            PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                         -----------------------  MAXIMUM  --------------------------------
                         NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF     SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER      HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------    --------- ------------- --------- -------------    ---------------
Dwight L. Barker........     313         *           313                  0                  0
 512 The Glade
 Orinda, CA 94563
Leonard Barshack........     418         *           418                  0                  0
 47 Manchester Street
 London England,
 W1M 5PD
Richard W. Beatty.......     523          *          523                  0                  0
 252 3rd Avenue
 San Francisco, CA 94118
Ronald D. Bechky........     523          *          523                  0                  0
 1419 Peerless Place
 #207
 West Los Angeles, CA
  90035
William J. Begley.......     418          *          418                  0                  0
 6480 S.E. South Marina
 Way
 Stuart, FL 34996
Daniel F. Benton........   1,046          *        1,046                  0                  0
 58 Knollwood Lane
 Darien, CT 06820
Peter R. Blum...........     523          *          523                  0                  0
 47 Lexington Road
 Concord, MA 01742
W.H. Bruce Brittain.....     313          *          313                  0                  0
 46 Barry Road
 Scarsdale, NY 10583
Ronald J. Calise........     418          *          418                  0                  0
 10 Knolls Lane
 Manhasset, NY 11030
Christopher B.
Campbell................     418          *          418                  0                  0
 714 Forest
 Wilmette, IL 60091

                                                            ASSUMING SALE OF ALL SHARES
                             PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                          -----------------------  MAXIMUM  --------------------------------
                          NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF      SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------     --------- ------------- --------- -------------    ---------------
John V. Carberry........      418         *           418                  0                  0
 56 Woodcliff Road
 Wellesley, MA 02181
Bruce V. Carp...........    5,230          *        5,230                  0                  0
 100 Vuelta Susana
 La Tierra
 Santa Fe, NM 87501
Germaine Certo as
 C/F Russell Certo......      836          *          836                  0                  0
 1 Horizon Road
 Apt. 1029
 Fort Lee, NJ 07024
Germaine Certo as
 C/F Matthew Certo......      628          *          628                  0                  0
 1 Horizon Road
 Apt. 1029
 Fort Lee, NJ 07024
Jeffrey Certo...........      628          *          628                  0                  0
 1 Horizon Road
 Apt. 1029
 Fort Lee, NJ 07024
E. Craig Coats, Jr......    5,230          *        5,230                  0                  0
 7 Quail Road
 Greenwich, CT 06831
James J. Collander......      628          *          628                  0                  0
 24 Coleman Avenue West
 Chatham, NJ 07928
Carol H. Cowherd
 C/F Sarah R.
 Cowherd................      313          *          313                  0                  0
 6 Pembroke Road
 Summit, NJ 07901
Carol H. Cowherd
C/F A. Grant Cowherd....      313          *          313                  0                  0
 6 Pembroke Road
 Summit, NJ 07901
Ernest Cruikshank,
III.....................      313          *          313                  0                  0
 14 Long Way
 Hopewell, N.J. 08525-
 9740
John N. Daly............      628          *          628                  0                  0
 390 Stanwich Road
 Greenwich, CT 06830

                                                            ASSUMING SALE OF ALL SHARES
                             PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                          -----------------------  MAXIMUM  --------------------------------
                          NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF      SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------     --------- ------------- --------- -------------    ---------------
Eugene W. Devlin........      313         *           313                  0                  0
 Seville Avenue
 Rye, NY 10580-1832
John M. Donovan.........    2,091         *         2,091                  0                  0
 35 The Crescent
 Short Hills, NJ 07078
Charles P. Drakos.......      628          *          628                  0                  0
 821 Harvard Place
 Charlotte, NC 28207
Neil. C. Dubrow.........      500          *          500                  0                  0
 2535 Lake Avenue
 Miami Beach, FL 33140
Patrick J. Dunlavy......    1,046          *        1,046                  0                  0
 5 Carpenter Way
 Armonk, NY 10504
Charles E. Dunleavy,
Jr......................    1,691          *          941                  0                  0
 19 River Bend Road
 Clinton, NJ 08809-1045
Robert J. Dunne, III....      418          *          418                  0                  0
 4 Plymouth Court
 Princeton Junction, NJ
  08550
Melvin W. Ellis.........      802          *          802                  0                  0
 17910 Upper Cherry Lane
 Lake Oswego, OR 97034
Ronald Epstein..........      313          *          313                  0                  0
 56 Irma Drive
 Oceanside, NY 11572
William L. Farrell......      628          *          628                  0                  0
 34 Midwood Road
 Greenwich, CT 06830
Irwin Fromme............    1,046          *        1,046                  0                  0
 39 Hampton Road
 Scarsdale, NY 10583
John P. Gallagher.......      628          *          628                  0                  0
 Two Fulton Walk
 Rockaway Point, NY
 11697

                                                            ASSUMING SALE OF ALL SHARES
                             PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                          -----------------------  MAXIMUM  --------------------------------
                          NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF      SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------     --------- ------------- --------- -------------    ---------------
Gary L. Goodenough......      523         *           523                  0                  0
 911 Park Avenue
 Apt. 3B
 New York, NY 10021
Peter A. Gordon C/F
 J. Kingman Gordon......    1,046          *        1,046                  0                  0
 284 Coopers Neck Lane
 P.O. Box 1327
 Southampton, NY 11968
Richard L. Grand-
 Jean...................    2,031          *        2,031                  0                  0
 32 Grove Street
 New York, NY 10014
Maurice R. Greenberg....    2,091          *        2,091                  0                  0
 One East 66th Street
 New York, NY 10021
Robin Grossman..........    3,220          *        1,220                  0                  0
 119 Clearview Lane
 New Canaan, CT 06840
John B. Gruen...........      628          *          628                  0                  0
 40 Annandale Drive
 Chappaqua, NY 10514
John H. Gutfreund.......    4,230          *        4,230                  0                  0
 712 Fifth Avenue
 38th Floor
 New York, NY 10019
Michael J. Haley........      806          *          806                  0                  0
 34 Longview Road
 Reading, MA 01867
Steven Hamburger........      313          *          313                  0                  0
 630 Euclid Avenue
 West Hempstead, NY
 11552
Michael B. Hammond......    2,091          *        2,091                  0                  0
 158 Shortwoods Road
 New Fairfield, CT 06812
John J. Heins...........      313          *          313                  0                  0
 50 Pardee Circle
 Princeton, NJ 08540
Peter M. Hendricks......      313          *          313                  0                  0
 P.O. Box 8141
 85 Laslen Dr.
 Tahoe City, CA 96145

                                                           ASSUMING SALE OF ALL SHARES
                            PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                         -----------------------  MAXIMUM  --------------------------------
                         NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF     SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
   BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------    --------- ------------- --------- -------------    ---------------
Lawrence Hilibrand.....    2,091          *        2,091                  0                  0
 11 Axtell Drive
 Scarsdale, NY 10583
Louis B. Hughes........      418          *          418                  0                  0
 280 Brambly Hedge Cir-
 cle
 Fairfield, CT 06430-
 7001
George P. Hutchinson as
 C/F Robert Hutchin-
 son.................      2,091          *        2,091                  0                  0
 The Highlands
 Seattle, WA 98177
George P. Hutchinson as
 C/F Colin Hutchin-
 son...................    2,091          *        2,091                  0                  0
 The Highlands
 Seattle, WA 98177
Milton M. Irvin........    1,046          *        1,046                  0                  0
 28 Woodmere Drive
 Summit, NJ 07901
William J. Jennings,
II.....................      523          *          523                  0                  0
 30 Roxbury Road
 Garden City, NY 11530
M.G. Jesselson, E.
Jesselson, as Executors
of the Estate of Ludwig
 Jesselson.............    5,230          *        5,230                  0                  0
 1301 Avenue of the
 Americas
 Suite 4101
  New York, NY 10019
Joel D. Kazis..........      523          *          523                  0                  0
 37 Riverside Drive
 Apt. 9A
 New York, NY 10023
Daniel M. Kelly........    1,569          *        1,569                  0                  0
 294 Garfield Place
 Brooklyn, NY 11215
Nathan J. Kornfield....      313          *          313                  0                  0
 25 Robin Hill Road
 Scarsdale, NY 10583
H. William Koster,
Jr.....................      313          *          313                  0                  0
 1601 Third Avenue Apt.
 15F West
 New York, NY 10128
Carl W. Leaman.........      523          *          523                  0                  0
 16 Pequot Trail
 Westport, CT 06880

                                                           ASSUMING SALE OF ALL SHARES
                            PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                         -----------------------  MAXIMUM  --------------------------------
                         NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF     SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
   BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------    --------- ------------- --------- -------------    ---------------
Della O. Leathers......      313          *          313                  0                  0
 1165 Fifth Avenue
 Apt. 11B
 New York, NY 10029
Russell L. Leavitt.....      628         *           628                  0                  0
 56 The Serpentine
 Roslyn Estates, NY
 11576
James J. Lee...........      628         *           628                  0                  0
 Spring Valley Road
 Harding Township, NJ
 07960
Martin L. Leibowitz In-
 surance Trust F/B/O
 Karen L. Leibowitz....    1,046          *        1,046                  0                  0
 1 Fifth Avenue
 Apt. 13K
 New York, NY 10003
Martin L. Leibowitz In-
 surance Trust F/B/O
 Kimara J. Leibo-
 witz..................    1,046          *        1,046                  0                  0
 1 Fifth Avenue
 Apt. 13K
 New York, NY 10003
Martin L. Leibowitz
 Insurance Trust F/B/O
 Rebecca T.
 Leibowitz.............    1,046          *        1,046                  0                  0
 1 Fifth Avenue
 Apt. 13K
 New York, NY 10003
Gilbert L. Leiendecker,
Jr. ...................    1,569          *        1,569                  0                  0
 150 Zaccheus Mead Lane
 Greenwich, CT 06831
Alan Libshutz..........    1,046          *        1,046                  0                  0
 14 Cricket Lane
 Great Neck, NY 11024
Estate of Joseph P.
 Lombard...............    2,091          *        2,091                  0                  0
 1140 Webster Street
 Needham, MA 02192

                                                           ASSUMING SALE OF ALL SHARES
                            PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                         -----------------------  MAXIMUM  --------------------------------
                         NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF     SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER      HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------    --------- ------------- --------- -------------    ---------------
Fred Lonner.............     836          *          836                  0                  0
 160 West 66th Street
 Apt. 50A
 New York, NY 10023
J. Steven & Michelle
Manolis.................   2,091          *        2,091                  0                  0
 755 Park Avenue
 Apt. 9C
 New York, NY 10021
Louis I. Margolis.......     523          *          523                  0                  0
 12 Chapel Hill Road
 Short Hills, NJ 07078
Thomas J. Marron........   3,546          *        3,137                  0                  0
 26 Randall Drive
 Short Hills, NJ 07078
Kathleen T. May.........     418          *          418                  0                  0
 35 Lauder Lane
 Greenwich, CT 06831-
 3707
Charles B. Mayer,
 Jr. ...................   1,046          *        1,046                  0                  0
 10 Creamer Hill Road
 Greenwich, CT 06831
William A. McIntosh.....   2,091          *        2,091                  0                  0
 525 Sheridan Road
 Kenilworth, IL 60043
Trust F/B/O Anne
McIntosh................     313          *          313                  0                  0
 525 Sheridan Road
 Kenilworth, IL 60043
Trust F/B/O David M.
Mcintosh................     313          *          313                  0                  0
 525 Sheridan Road
 Kenilworth, IL 60043
Trust F/B/O Julia A.
McIntosh................     313          *          313                  0                  0
 525 Sheridan Road
 Kenilworth, IL 60043
Trust F/B/O Kathleen
 McIntosh...............     313          *          313                  0                  0
 525 Sheridan Road
 Kenilworth, IL 60043
Trust F/B/O Michael W.
Mcintosh................     313          *          313                  0                  0
 525 Sheridan Road
 Kenilworth, IL 60043

                                                            ASSUMING SALE OF ALL SHARES
                             PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                          -----------------------  MAXIMUM  --------------------------------
                          NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF      SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------     --------- ------------- --------- -------------    ---------------
Joseph P. McLaughlin,
Jr. ....................      523          *          523                  0                  0
 1700 North Waukegan
 Road
 Lake Forest, IL 60045
John W. Meriwether......    4,183          *        4,183                  0                  0
 P.O. Box 337
 North Salem, NY 10560
Roger W. Miller.........      797          *          797                  0                  0
 1220 Park Avenue Apt.
 14C
 New York, NY 10128
Michael P. Mortara......      313          *          313                  0                  0
 North Street
 Box 1240
 Litchfield, CT 06759
John J. O'Brien, Jr. ...      523          *          523                  0                  0
 40 East 81st Street
 New York, NY 10028-0202
PB-SB Ventures, Inc. ...    3,826          *        3,826                  0                  0
 c/o Salomon Brothers
 Inc
 7 World Trade Center
 New York, NY 10048
Robert G. Paquette......    2,000          *        2,000                  0                  0
 53 Elm Street
 Marblehead, MA 01945
Nancy B. Peretsman......      418          *          418                  0                  0
 9 East 79th Street
 Apt. 8/9
 New York, NY 10021
Mrs. Denice Rein........    1,130          *        1,130                  0                  0
 190 East 72nd Street
 Apt. 17D
 New York, NY 10021
Allen S. Relkin.........      500          *          500                  0                  0
 88 Deepwood Road
 East Hills, NY 11577

                                                            ASSUMING SALE OF ALL SHARES
                             PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                          -----------------------  MAXIMUM  --------------------------------
                          NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF      SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------     --------- ------------- --------- -------------    ---------------
Eric Rosenfeld..........    2,091          *        2,091                  0                  0
 217 Hommocks Road
 Largemont, NY 10538
Milton F. Rosenthal.....    2,091          *        2,091                  0                  0
 Woodlands Road
 Harrison, NY 10528
Andrew F. Rowley........    1,256          *        1,256                  0                  0
 507 Silvermine Road
 New Canaan, CT 06840
Robert S. Salomon,
Jr. ....................    5,230          *        5,230                  0                  0
 106 Dolphin Cove Quay
 Stamford, CT 06902
Robert L. Scheckman.....      418          *          418                  0                  0
 26 Jameson Place
 West Caldwell, NJ 07006
Susan Scheckman-Cave....      418          *          418                  0                  0
 8 Chardonnay Road
 Commack, NY 11725
Jerome M. Scheckman.....    2,091          *        2,091                  0                  0
 P.O. Box 807
 Plandome, NY 11030
Leo R. Schlinkert.......      313          *          313                  0                  0
 30 Goodwives River Road
 Darien, CT 06820-5918
Richard J. Schmeelk.....    6,274          *        6,274                  0                  0
 1030 Fifth Avenue
 Apt. 10 West
 New York, NY 10128
Schmeelk Family
Trust...................    4,183          *        4,183                  0                  0
 c/o R. Schmeelk--
 CAI Advisors & Co.
 767 Fifth Avenue, 5th
 Flr.
  New York, NY 10153
Malcolm C. Selver.......      418          *          418                  0                  0
 10 Lenox Court
 Fort Lee, NJ 07024
Laurie Meryl Shahon.....      313          *          313                  0                  0
 174 Huckleberry Hill
 Road
 Wilton, CT 06897

                                                            ASSUMING SALE OF ALL SHARES
                             PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                          -----------------------  MAXIMUM  --------------------------------
                          NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF      SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------     --------- ------------- --------- -------------    ---------------
Miles A. Slater.........    1,569          *        1,569                  0                  0
 Lower Shad Road
 Box 514
 Pound Ridge, NY 10576
Charles E. Smith, II....      628          *          628                  0                  0
 1 Gracie Terrace
 Apt. 3A
 New York, NY 10028
Max Stern...............    2,091          *        2,091                  0                  0
 4619 Livingston Avenue
 Apt. PH
 Riverdale, NY 10471
Thomas F. Sternfield....      941          *          941                  0                  0
 3007 The Strand
 Hermosa Beach, CA 90254
Trude J. Strauss........      523          *          523                  0                  0
 230 Fountain Road
 Englewood, NJ 07631
Ronald M. Stuart........    2,091          *        2,091                  0                  0
 7 Topping Road
 Greenwich, CT 06831

                                                            ASSUMING SALE OF ALL SHARES
                             PRIOR TO OFFERING                SUBJECT TO THE OFFERING
                          -----------------------  MAXIMUM  --------------------------------
                          NUMBER OF               NUMBER OF  NUMBER OF
  NAME AND ADDRESS OF      SHARES   PERCENTAGE OF  SHARES     SHARES          PERCENTAGE OF
    BENEFICIAL OWNER       HELD(1)  OWNERSHIP(1)   OFFERED    HELD(1)         OWNERSHIP(1)
  -------------------     --------- ------------- --------- -------------    ---------------
Harold Tanner...........      6,274           *       6,274            0                  0
 c/o Tanner & Company
 Inc.
 650 Madison Avenue,
 23rd Floor
 New York, NY 10022
William J. Tennison,
 IV.....................        628           *         628            0                  0
 800 Riverbank Road
 Stamford, CT 06903
William C. Turner I.R.A.
Trust...................      3,046           *       1,046            0                  0
 c/o Northern Trust Bank
 of Arizona N.A.
 2398 E. Camelback Road
 Phoenix, AZ 85016
John A. Weisser, Jr. ...        628           *         628            0                  0
 30 Hook Road
 Bedford, NY 10506
Jerald M. Wigdortz......      1,046           *       1,046            0                  0
 66 Delafield Island
 Road
 Darien, CT 06820
Scott C. Wilson.........        732           *         732            0                  0
 1130 Park Avenue
 Apt. 7-2
 New York, NY 10128
M. Kenneth Witover......        523           *         523            0                  0
 12 Sabine Road
 Oyster Bay Cove
 Syosset, NY 11791
Gary A. Wolens..........        313           *         313            0                  0
 "Beaulien"
 10 Courtnenay  Avenue
 London, N64LP England
Anu D. Saad, Ph.D. (5)..    147,163         2.7%        532      146,631                2.7%
 c/o IMPATH Inc.
 1010 Third Avenue, Suite 302
 New York, NY 10021
John P. Gandolfo (6)....     30,887           *         213       30,674                  *
 c/o IMPATH Inc.
 1010 Third Avenue, Suite 302
 New York, NY 10021
Rogelio R. Rojas-
  Corona, M.D. (7)......     83,430         1.6%        160       83,270                1.6%
 c/o IMPATH Inc.
 1010 Third Avenue, Suite 302
 New York, NY 10021

-------------------------
 *    Less than one percent.
(1) Amounts and percentages include outstanding warrants or options which are exercisable within 60 days of April 1, 1997.
(2)   Includes 4,916 shares issuable pursuant to currently exercisable warrants.
(3) Includes 28,799 shares issuable pursuant to currently exercisable warrants.
(4)   Includes 4,982 shares issuable pursuant to currently exercisable warrants.
(5) Includes 121,768 shares issuable pursuant to currently exercisable stock options and 532 shares issuable pursuant to currently exercisable warrants.
(6) Includes 13,558 shares issuable pursuant to currently exercisable stock options and 213 shares issuable pursuant to currently exercisable warrants.
(7) Includes 1,853 shares issuable pursuant to currently exercisable stock options and 160 shares issuable pursuant to currently exercisable warrants.

                             PLAN OF DISTRIBUTION

  The shares offered hereby may be offered and sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time through the Nasdaq National Market or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The methods by which the shares may be sold may include, but are not limited to, the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) privately negotiated transactions; (f) short sales; and (g) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Stockholders may receive commissions or discounts from the Selling Stockholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Stockholders may also sell shares in accordance with Rule 144 under the Securities Act.

  The Selling Stockholders and any brokers and dealers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. There can be no assurance that the Selling Stockholders will sell any or all of the shares offered hereby.

  The Company is bearing all of the costs relating to the registration of the shares, except commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the shares, all of which will be borne by the Selling Stockholders. The Company will not receive any of the proceeds from the Offering, except that it will receive $148,852 upon the exercise of the warrants.

  Pursuant to the registration rights granted to the Selling Stockholders, the Company has agreed to indemnify the Selling Stockholders and any person who controls a Selling Stockholder against certain liabilities and expenses arising out of or based upon the information set forth or incorporated by reference in this Prospectus, and the Registration Statement of which this Prospectus is a part, including liabilities under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker, dealer, underwriter, agent or market maker and, if any such broker, dealer, underwriter, agent or market maker purchases any of the shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting commissions or discounts under the Securities Act.


                                 LEGAL MATTERS

  The validity of the Common Stock being offered hereby has been passed upon for the Company by Haythe & Curley, 237 Park Avenue, New York, New York 10017.


                                    EXPERTS

  The financial statements of IMPATH Inc. as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 incorporated by reference herein and elsewhere in the registration statement, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE SELLING STOCKHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIR-CUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AF-FAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHO-RIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALI-FIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                --------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Additional Information...................................................   2
Incorporation of Certain Documents by Reference..........................   2
Risk Factors.............................................................   3
Selling Stockholders.....................................................   8
Plan of Distribution.....................................................  25
Legal Matters............................................................  25
Experts..................................................................  25


 1,777,101 SHARES



[LOGO OF IMPATH APPEARS HERE]



COMMON STOCK
($.005 PAR VALUE)






PROSPECTUS

DATED APRIL 28, 1997.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Previously filed under Item 13 of Form S-1.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article Five, Section 7 of the Certificate of Incorporation (the "Certificate") provides that, to the fullest extent permitted by Section 145 of the Delaware Law, or any comparable successor law, as the same may be amended and supplemented from time to time, the Company (i) may indemnify all persons whom it shall have power to indemnify under the Delaware Law from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he is or is threatened to be made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or because he was serving the Company or any other legal entity in any capacity at the request of the Company while a director, officer, employee or agent of the Company and (iii) shall pay the expenses of such a current or former director, officer, employee or agent incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The Certificate further provides that the indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  The Company has entered into indemnification agreements with all directors and executive officers of the Company providing that the directors and executive officers will be indemnified to the fullest possible extent permitted by Delaware law against all expenses (including attorneys' fees), judgments, fines, penalties, taxes and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Company or any of its subsidiaries or affiliates, on account of their service as directors, officers, employees, fiduciaries or agents of the Company or any of its subsidiaries or affiliates, and their service at the request of the Company or any of its subsidiaries or affiliates as directors, officers, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

  The Company maintains liability insurance for its officers and directors, insuring them against certain losses arising from claims or charges made against them while acting in their capacities as officers or directors of the Company.

  Article Five, Section 6 of the Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Law is amended to eliminate further or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. Any repeal or modification of such provision of the Certificate by the stockholders of the Company shall be prospective only and shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

  While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.


ITEM 16. EXHIBITS.

  The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.


ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of its Certificate of Incorporation or By-laws or the laws of the State of Delaware, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

  For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, NEW YORK ON THE 28TH DAY OF APRIL, 1997.

                                          IMPATH INC.

                                                  /s/ Anu D. Saad, Ph.D.*
                                          By__________________________________
                                             ANU D. SAAD, PH.D. PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE

       /s/ Anu D. Saad, Ph.D.*         President, Chief         April 28, 1997
-------------------------------------   Executive Officer
         ANU D. SAAD, PH.D.             and Director

        /s/ John P. Gandolfo           Executive Vice           April 28, 1997
-------------------------------------   President, Chief
          JOHN P. GANDOLFO              Financial Officer
                                        and Principal
                                        Accounting Officer

         /s/ John L. Cassis*           Director                 April 28, 1997
-------------------------------------
           JOHN L. CASSIS

     /s/ Richard J. Cote, M.D.*        Director                 April 28, 1997
-------------------------------------
        RICHARD J. COTE, M.D.

        /s/ Richard Kessler*           Director                 April 28, 1997
-------------------------------------
           RICHARD KESSLER

       /s/ Joseph A. Mollica*          Director                 April 28, 1997
-------------------------------------
          JOSEPH A. MOLLICA

       /s/ David B. Snow, Jr.*         Director                 April 28, 1997
-------------------------------------
         DAVID B. SNOW, JR.

      /s/ John P. Gandolfo
*By_________________________________
  JOHN P. GANDOLFO ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT                                                             SEQUENTIAL
 NUMBER                     DOCUMENT DESCRIPTION                      PAGE NO.
 -------                    --------------------                     ----------
  4.1*   Registration Rights Agreement dated February 10, 1995
         among IMPATH Inc. and certain of its stockholders

  5*     Opinion of Haythe & Curley

 23.1    Consent of KPMG Peat Marwick LLP

 23.2    Consent of Haythe & Curley (contained in Exhibit 5)

 24*      Power of Attorney

------------
*Incorporated by reference to the exhibit of the same number filed with the Registration Statement on Form S-1 of Impath Inc. (File No. 33-98916).